CUSIP No.95766A101                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                              February 03, 2025
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              MORGAN STANLEY, Parametric Portfolio Associates LLC and Morgan

              Stanley Smith Barney LLC hereby agree that, unless differentiated,

              this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Christopher O'Hara
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           Christopher O'Hara/Authorized Signatory, Morgan Stanley

           Parametric Portfolio Associates LLC

           BY: /s/ Cindy Kim
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           Cindy Kim/Authorized Signatory,
           Parametric Portfolio Associates LLC

           Morgan Stanley Smith Barney LLC

           BY: /s/ David Galasso
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           David Galasso/Authorized Signatory,
           Morgan Stanley Smith Barney LLC


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).